Exhibit 4.1

AMENDMENT TO

SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF INDEPENDENCE REALTY OPERATING PARTNERSHIP, LP

This Amendment is made to the Second Amended and Restated Agreement of Limited Partnership of Independence Realty Operating Partnership, LP (the “Agreement”) and shall be effective as of December 16, 2011 (the “Effective Date”). All capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Agreement.

WHEREAS, the General Partner desires to amend the Agreement as set forth below to reflect the issuance of additional Partnership Units in the Partnership and the admission of an Additional Limited Partner.

NOW, THEREFORE, the parties hereby agree as follows:

1. Amendment to Agreement. Effective as of the Effective Date, the Agreement is hereby amended by replacing Exhibit A attached to the Agreement with Exhibit A attached to this Amendment.

2. Effect on the Agreement. Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect.

3. Governing Law. This Amendment shall be governed by the laws of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has signed this Amendment as of the Effective Date.

GENERAL PARTNER

INDEPENDENCE REALTY TRUST, INC.

By:	/S/ JACK E. SALMON
Its:	President and Chief Financial Officer

EXHIBIT A

Partners’ Contributions and Partnership Interests

Name and Address of Partner	Type of Interest	Capital Contribution	Number of Partnership Units	Number of Special Limited Partnership Units	Percentage Interest
General Partner:
Independence Realty Trust, Inc. Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania 19104	General Partnership Interest	$200,000	$20,000	Not applicable	0.38%
Limited Partners:
RAIT NTR Holdings, LLC, as the Initial Limited Partner Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania 19104	Limited Partnership Interest	$2,000	200	Not applicable	0.00%
RAIT NTR Holdings, LLC, as Special Limited Partner Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania 19104	Special Limited Partnership Units	None	Not applicable	100	Not applicable
Belle Creek Member, LLC*(1) Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania 19104	Limited Partnership Interest	$3,525,000	352,500	Not applicable	6.66%

Name and Address of Partner	Type of Interest	Capital Contribution	Number of Partnership Units	Number of Special Limited Partnership Units	Percentage Interest
Copper Mill Member, LLC*(2) Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania 19104	Limited Partnership Interest	$7,365,000	736,500	Not applicable.	13.91%
Crestmont Member, LLC*(3) Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania 19104	Limited Partnership Interest	$6,750,000	675,000	Not applicable.	12.75%
Cumberland Member, LLC*(4) Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania 19104	Limited Partnership Interest	$6,900,000	690,000	Not applicable.	13.03%
Heritage Trace Member, LLC*(5) Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania 19104	Limited Partnership Interest	$5,500,000	550,000	Not applicable.	10.39%
Tresa at Arrowhead Member, LLC*(6) Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania 19104	Limited Partnership Interest	$9,175,000	917,500	Not applicable.	17.33%
Centrepoint Member, LLC* (7) Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania 19104	Limited Partnership Interest	$11,900,000	1,190,000	Not applicable	22.47%
RAIT NTR Holdings, LLC* Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania 19104	Limited Partnership Interest	$657,000	65,700	Not applicable	1.24%

Name and Address of Partner	Type of Interest	Capital Contribution	Number of Partnership Units	Number of Special Limited Partnership Units	Percentage Interest
Taberna IR Holdings, LLC* Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania 19104	Limited Partnership Interest	$975,000	97,500	Not applicable	1.84%
TOTAL		$52,949,000	5,294,900	100	100%

*	Denotes the RAIT Limited Partners.

(1)	On April 29, 2011, the Partnership issued the Partnership Units to Belle Creek Apartments Colorado, LLC, which distributed the Partnership Units to Belle Creek Member, LLC, its sole member.

(2)	On April 29, 2011, the Partnership issued the Partnership Units to Creeks at Copper Hills Apartments Texas, LLC, which distributed the Partnership Units to Copper Hill Member, LLC, its sole member.

(3)	On April 29, 2011, the Partnership issued the Partnership Units to Crestmont Apartments Georgia, LLC, which distributed the Partnership Units to Crestmont Member, LLC, its sole member.

(4)	On April 29, 2011, the Partnership issued the Partnership Units to Cumberland Glen Apartments Georgia, LLC, which distributed the Partnership Units to Cumberland Member, LLC, its sole member.

(5)	On April 29, 2011, the Partnership issued the Partnership Units to Heritage Trace Apartments Virginia, LLC, which distributed the Partnership Units to Heritage Trace Member, LLC, its sole member.

(6)	On April 29, 2011, the Partnership issued the Partnership Units to Tresa at Arrowhead Arizona, LLC, which distributed the Partnership Units to Tresa at Arrowhead Member, LLC, its sole member.

(7)	On December 16, 2011, the Partnership issued the Partnership Units to Centrepoint Arizona, LLC, which distributed the Partnership Units to Centrepoint Member, LLC, its sole member.